Exhibit 99.1
MEDLEY MANAGEMENT INC. REPORTS THIRD QUARTER 2020 RESULTS

NEW YORK, November 16, 2020 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) ("MDLY" or the "Company") today reported its financial results for its third quarter ended September 30, 2020. All share and per share results reflect the 1-for-10 reverse stock split which was effective on October 30, 2020.
Summary

•	Fee earning assets under management were $1.7 billion as of September 30, 2020

•	Total assets under management were $3.4 billion as of September 30, 2020

•	Total revenues were $8.3 million for the three months ended September 30, 2020 and $24.8 million for the nine months ended September 30, 2020

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.19 for Q3 2020

•	Core Net Loss Per Share was $0.16 for Q3 2020

Results of Operations for the Three Months Ended September 30, 2020
Total revenues were $8.3 million for the three months ended September 30, 2020 compared to $11.5 million for the same period in 2019. Revenues consisted of $7.9 million of management fees and other revenue and $0.4 million of investment income. The decrease in total revenues was due primarily to lower base management fees as a result of a decrease in fee earning assets under management, which was mainly driven by a reduction in leverage and change in portfolio valuations.
Total expenses from operations were $7.6 million for the three months ended September 30, 2020 compared to $12.5 million for the same period in 2019. The variance was attributed to a $3.1 million decrease in compensation and benefits expense and a$1.8 million decrease in general, administrative and other expenses. The decrease in compensation and benefits expense was primarily attributed to a decline in average headcount and decline in stock compensation expense. The decrease in other expenses was due primarily to a decrease in professional fees, primarily driven by lower costs associated with our terminated merger with Sierra Income Corporation ("Sierra"). General and administrative expenses also declined as a result of headcount reduction, employees working remotely and restrictions on travel and other expenses due to the impact of the continuing COVID-19 pandemic.
Total other expenses, net were $2.7 million for the three months ended September 30, 2020 and consisted of $2.5 million of interest expense and $0.2 million of other expenses. Total other expenses, net were $0.9 million for the three months ended September 30, 2019 and consisted of $2.9 million of interest expense, $1.8 million of other income and $0.2 million of dividend income. Of the $1.8 million of other income, $2.0 million relates to an unrealized gain on shares held of MCC. During the three months ended September 30, 2020, we did not hold any shares of MCC, resulting in no unrealized gains or losses recorded in the period.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $1.7 million for the three months ended September 30, 2020 compared to a net loss of $3.3 million for the same period in 2019. Medley Management Inc.’s net loss per share was $0.19 for the three months ended September 30, 2020 compared to a net loss per share of $0.86 for the same period in 2019.
Pre-Tax Core Net Loss was $1.0 million for the three months ended September 30, 2020 compared to $0.9 million for the same period in 2019. Core Net Loss Per Share was $0.16 for the three months ended September 30, 2020, compared to $0.18 for the same period in 2019. Core EBITDA was $1.7 million for the three months ended September 30, 2020 compared to $2.1 million for the same period in 2019.

Results of Operations for the Nine Months Ended September 30, 2020
Total revenues were $24.8 million for the nine months ended September 30, 2020 compared to $38.2 million for the same period in 2019. Revenues consisted of $26.1 million of management fees and other revenue and $1.3 million of investment loss. The decrease was due primarily to lower base management fees as a result of a decrease in fee earning assets under management, which was mainly driven by a decline in portfolio valuations, a reduction in leverage, and a decline in investment income due to equity losses and reversal of previously recorded carried interest.

Total expenses from operations were $28.8 million for the nine months ended September 30, 2020 compared to $34.8 million for the same period in 2019. The decrease was due primarily to a decline in compensation and benefits as a result of lower average headcount and discretionary bonuses, offset in part by an increase in professional fees. Included in total expenses are costs associated with our terminated merger of $3.5 million for each of the nine months ended September 30, 2020 and 2019.
Total other expenses, net were $13.4 million for the nine months ended September 30, 2020 and consisted of $8.0 million of interest expense and $5.6 million of other expenses, offset in part by $0.1 million of dividend income. Total other expenses, net were $8.3 million for the nine months ended September 30, 2019 and consisted of $8.6 million of interest expense, $0.6 million of other expenses, offset by $0.9 million of dividend income. The increase of $5.6 million in other expenses was due primarily to the revaluation of our revenue share payable.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $15.9 million for the nine months ended September 30, 2020 compared to $4.8 million for the same period in 2019. Medley Management Inc.’s net loss per share was $3.39 for the nine months ended September 30, 2020 compared to $1.32 for the same period in 2019.
Pre-Tax Core Net Income (Loss) was $(11.7) million for the nine months ended September 30, 2020 compared to $0.7 million for the same period in 2019. Core Net Loss Per Share was $1.88 for the nine months ended September 30, 2020, compared to Core Net Income Per Share of $0.13 for the same period in 2019. Core EBITDA was $(3.3) million for the nine months ended September 30, 2020 compared to $9.8 million for the same period in 2019.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

Key Performance Indicators:

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2020	2019	2020	2019

	(dollars in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax (Loss) Income	$(2,015)	$(1,881)	$(17,431)	$(4,989)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(1,696)	$(3,312)	$(15,854)	$(4,848)
Net loss per Class A common stock	$(0.19)	$(0.86)	$(3.39)	$(1.32)
Net Income Margin (1)	(20.4)%	(28.7)%	(64.0)%	(12.7)%
Weighted average shares - Basic and Diluted	639,216	589,933	631,620	583,449

Non-GAAP Data:
Pre-Tax Core Net Income (Loss) (2)	$(1,038)	$(926)	$(11,748)	$656
Core Net Income (Loss) (2)	$(837)	$(987)	$(10,749)	$378
Core EBITDA (3)	$1,677	$2,123	$(3,259)	$9,830
Core Net Income (Loss) Per Share (4)	$(0.16)	$(0.18)	$(1.88)	$0.13
Core Net Income Margin (5)	(7.0)%	(5.4)%	(26.5)%	1.2%
Pro-Forma Weighted Average Shares Outstanding (6)	3,560,303	3,450,758	3,495,108	3,333,909

Other Data (at period end, in millions):
AUM	$3,408	$4,271	$3,408	$4,271
Fee Earning AUM	$1,670	$2,320	$1,670	$2,320

(1)	Net Income Margin equals Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, non-recurring expenses associated with strategic initiatives, such as our terminated merger with Sierra, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assume that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% and 33.0% for 2020 and 2019, respectively. The rate differential in 2020 from 2019 is attributed to the tax benefit from the CARES Act which allows for the current year carryback of net operating losses to years in which the Federal rate was 34.0% rather than the current rate of 21.0%. Please refer to the calculation of Core Net Income Per Share in Exhibit C for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 2,673,516 and 2,631,658 vested and unvested LLC Units for 2,673,516 and 2,631,658 shares of Class A common stock at the beginning of each of the periods ended 2020 and 2019, respectively, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, June 30, 2020	$983	$674	$1,657	59%	41%
Commitments	—	25	25
Capital reduction	(14)	—	(14)
Distributions	—	(14)	(14)
Change in fund value	26	(10)	16
Ending balance, September 30, 2020	$995	$675	$1,670	60%	40%
Total fee earning AUM increased by $13.0 million, or 0.8%, to $1.7 billion as of September 30, 2020 compared to June 30, 2020, due primarily to permanent reductions in leverage during the period.
The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, December 31, 2019	$1,361	$777	$2,138	64%	36%
Commitments	(91)	59	(32)
Capital reduction	(106)	—	(106)
Distributions	(21)	(90)	(111)
Change in fund value	(148)	(71)	(219)
Ending balance, September 30, 2020	$995	$675	$1,670	60%	40%
Total fee earning AUM decreased by $468.0 million, or 22%, to $1.7 billion as of September 30, 2020 compared to December 31, 2019, due primarily to changes in fund value, distributions and debt repayments representing capital reductions.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $3.4 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ).
Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the exhibits attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income (Loss), Core Net Income (Loss), Core EBITDA, Core Net Income (Loss) Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2020.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2020	2019	2020	2019

	(in thousands, except share and per share data)
Revenues
Management fees	$6,275	$9,607	$19,807	$30,728
Other revenues and fees	1,635	2,621	6,269	7,731
Investment income (loss):
Carried interest	(3)	(142)	83	651
Other investment income (loss), net	419	(550)	(1,384)	(922)
Total Revenues	8,326	11,536	24,775	38,188

Expenses
Compensation and benefits	4,040	7,090	17,119	22,069
General, administrative and other expenses	3,599	5,403	11,682	12,763
Total Expenses	7,639	12,493	28,801	34,832

Other Income (Expense)
Dividend income	—	182	137	942
Interest expense	(2,535)	(2,874)	(7,950)	(8,646)
Other (expenses) income, net	(167)	1,768	(5,592)	(641)
Total other expenses, net	(2,702)	(924)	(13,405)	(8,345)
Loss before income taxes	(2,015)	(1,881)	(17,431)	(4,989)
Benefit from income taxes	(320)	(188)	(1,637)	(281)
Net Loss	(1,695)	(1,693)	(15,794)	(4,708)
Net income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1	1,619	60	140
Net loss attributable to non-controlling interests in Medley LLC	(1,574)	(2,796)	(13,788)	(4,078)
Net Loss Attributable to Medley Management Inc.	$(122)	$(516)	$(2,066)	$(770)

Net Loss Per Share of Class A Common Stock:
Basic	$(0.19)	$(0.86)	$(3.39)	$(1.32)
Diluted	$(0.19)	$(0.86)	$(3.39)	$(1.32)
Weighted average shares outstanding - Basic and Diluted	639,216	589,933	631,620	583,449

Exhibit B. Reconciliation of Core Net Income (Loss) and Core EBITDA to Net Income (Loss) Attributable to Medley Management Inc. and Non-controlling Interests in Medley LLC

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2020	2019	2020	2019

	(in thousands)
Net loss attributable to Medley Management Inc.	$(122)	$(516)	$(2,066)	$(770)
Net loss attributable to non-controlling interests in Medley LLC	(1,574)	(2,796)	(13,788)	(4,078)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(1,696)	$(3,312)	$(15,854)	$(4,848)
Reimbursable fund startup expenses	—	22	1	283
IPO date award stock-based compensation	—	282	—	555
Expenses associated with strategic initiatives	992	2,070	3,519	3,486
Other non-core items:
Severance expense	(14)	200	2,103	1,462
Other	—	—	120	—
Income tax expense on adjustments	(119)	(249)	(638)	(560)
Core Net Income (Loss)	$(837)	$(987)	$(10,749)	$378
Interest expense	2,535	2,874	7,950	8,647
Income taxes	(201)	61	(999)	278
Depreciation and amortization	180	175	539	527
Core EBITDA	$1,677	$2,123	$(3,259)	$9,830

Exhibit C. Calculation of Core Net Income (Loss) Per Share

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2020	2019	2020	2019

	(in thousands, except share and per share amounts)
Numerator
Core Net Income (Loss)	$(837)	$(987)	$(10,749)	$378
Add: Income taxes	(201)	61	(999)	278
Pre-Tax Core Net Income (loss)	$(1,038)	$(926)	$(11,748)	$656

Denominator
Class A common stock	639,216	589,933	631,620	583,449
Conversion of LLC Units and restricted LLC Units to Class A common stock	2,673,516	2,631,664	2,655,031	2,538,974
Restricted Stock Units	247,571	229,161	208,457	211,486
Pro-Forma Weighted Average Shares Outstanding (1)	3,560,303	3,450,758	3,495,108	3,333,909
Pre-Tax Core Net Income (Loss) Per Share	$(0.29)	$(0.27)	$(3.36)	$0.20
Less: corporate income taxes per share (2)	0.13	0.09	1.48	(0.07)
Core Net Income (Loss) Per Share	$(0.16)	$(0.18)	$(1.88)	$0.13

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 2,673,516 and 2,631,658 vested and unvested LLC Units for 2,673,516 and 2,631,658 shares of Class A common stock at the beginning of each of the periods ended 2020 and 2019, respectively, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% and 33.0% for 2020 and 2019, respectively. The rate differential in 2020 from 2019 is attributed to the tax benefit from the CARES Act which allows for the current year carryback of net operating losses to years in which the Federal rate was 34.0% rather than the current rate of 21.0%.

Exhibit D. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2020	2019	2020	2019

Net Income Margin	(20.4)%	(28.7)%	(64.0)%	(12.7)%
Reimbursable fund startup expenses (1)	—%	0.2%	—%	0.7%
IPO date award stock-based compensation (1)	—%	2.4%	—%	1.5%
Expenses associated with strategic initiatives (1)	11.9%	17.9%	14.2%	9.1%
Other non-core items: (1)
Severance expense	(0.2)%	1.7%	8.5%	3.8%
Other	—%	—%	0.5%	—%
Provision for income taxes (1)	(3.8)%	(1.6)%	(6.6)%	(0.7)%
Corporate income taxes (2)	5.5%	2.7%	20.9%	(0.6)%
Core Net Income Margin	(7.0)%	(5.4)%	(26.5)%	1.2%

(1)	Adjustments to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
Assumes that all our pre-tax earnings, including adjustments above, are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% and 33.0% for the three and nine months ended September 30, 2020 and 2019, respectively. The rate differential in 2020 from 2019 is attributed to the tax benefit from the CARES Act which allows for the current year carryback of net operating losses to years in which the Federal rate was 34.0% rather than the current rate of 21.0%.

Exhibit E. Consolidated Balance Sheets of Medley Management Inc.

	As of
	September 30, 2020 (unaudited)	December 31, 2019

	(in thousands)
Assets
Cash and cash equivalents	$6,048	$10,558
Investments, at fair value	9,637	13,287
Management fees receivable	5,799	8,104
Right-of-use assets under operating leases	5,206	6,564
Other assets	12,021	10,283
Total Assets	$38,711	$48,796

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$118,958	$118,382
Loans payable, net	10,000	10,000
Due to former minority interest holder, net	7,233	8,145
Operating lease liabilities	7,420	8,267
Accounts payable, accrued expenses and other liabilities	27,080	22,835
Total Liabilities	170,691	167,629

Redeemable Non-controlling Interests	—	(748)

Equity
Class A common stock	7	6
Class B common stock	—	—
Additional paid in capital	16,657	13,835
Accumulated deficit	(24,796)	(22,960)
Total stockholders' deficit, Medley Management Inc.	(8,132)	(9,119)
Non-controlling interests in consolidated subsidiaries	(477)	(391)
Non-controlling interests in Medley LLC	(123,371)	(108,575)
Total Deficit	(131,980)	(118,085)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$38,711	$48,796